UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 21, 2006
NACCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio		44124-4017

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
Merger and Spin Off Agreements
     NACCO Industries, Inc., a Delaware corporation (the “Company”), joined for limited purposes in an Agreement and Plan of Merger, dated July 23, 2006 (the “Merger Agreement”), between HB-PS Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Hamilton Beach/Proctor-Silex”), and Applica Incorporated, a Florida corporation (“Applica”), and entered into a Spin Off Agreement, dated July 23, 2006 (the “Spin Off Agreement”), among the Company, Housewares Holding Company, a Delaware corporation and a wholly owned subsidiary of the Company (“Housewares”), Hamilton Beach/Proctor-Silex and Hamilton Beach/Proctor-Silex, Inc. (“OpCo”), a Delaware corporation and wholly owned subsidiary of Hamilton Beach/Proctor-Silex. Pursuant to the terms of the Merger Agreement and the Spin Off Agreement, Hamilton Beach/Proctor-Silex will be spun off to the Company’s stockholders (the “Spin-Off”) and immediately following the Spin-Off Applica will be merged with and into Hamilton Beach/Proctor-Silex (the “Merger”). Each of the Spin-Off and the Merger is expected to be tax-free to the Company’s stockholders. Hamilton Beach/Proctor-Silex will be renamed Hamilton Beach, Inc. (“Hamilton Beach”) prior to the Spin-Off and will be the surviving company in the Merger.
     Pursuant to the terms of the Spin Off Agreement, the Company’s stockholders will receive one-half of one share of Hamilton Beach Class A common stock and one-half of one share of Hamilton Beach Class B common stock for each share of the Company common stock held by such stockholder on the record date for the Spin-Off. The Merger Agreement provides that the outstanding shares of Applica common stock immediately prior to the consummation of the Merger will be converted into the right to receive a number of shares of Hamilton Beach Class A common stock equal to 25% of the aggregate number of shares of Hamilton Beach common stock outstanding immediately following the Merger.
     Prior to the Spin-Off, the Company, Housewares and Hamilton Beach/Proctor-Silex will take, or cause to be taken, all actions necessary to issue to the Company such number of shares of Hamilton Beach/Proctor-Silex common stock, including, if applicable, by reclassifying the outstanding shares of Hamilton Beach/Proctor-Silex common stock as shares of Hamilton Beach common stock, such that, immediately prior to the date of the Spin-Off, Hamilton Beach will have an aggregate number of outstanding shares of Hamilton Beach Class A common stock and Hamilton Beach Class B common stock that is equal to one-half of one share of Hamilton Beach Class A common stock and one-half of one share of Hamilton Beach Class B common stock for each share of Company common stock issued and outstanding on the record date for the Spin-Off. In addition, immediately prior to the Spin-Off, OpCo will pay to Hamilton Beach, and Hamilton Beach will then pay to the Company, a cash dividend in an aggregate amount of $110 million.

     Hamilton Beach/Proctor-Silex will apply to list the Hamilton Beach Class A common stock on the New York Stock Exchange. Immediately after the Merger, the Company expects that approximately 60% of the outstanding shares of the Hamilton Beach Class A common stock will be held by the Company’s stockholders of record on the record date for the Spin-Off and approximately 40% of the outstanding shares of the Hamilton Beach Class A common stock will be held by former Applica stockholders.
     The Merger Agreement contemplates that the officers of Hamilton Beach at the effective time of the Merger will be the officers of Hamilton Beach following the Merger.
     The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement. Completion of the Merger is subject to customary closing conditions, including, among others, (i) the approval of the Merger by the stockholders of Applica, (ii) expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvement Act of 1976 waiting period and receipt of certain other regulatory approvals, (iii) the Spin Off having occurred, (iv) the approval for listing on the New York Stock Exchange or NASDAQ of Hamilton Beach Class A common stock and (v) the receipt of customary tax opinions. The Merger Agreement also contains certain termination rights for the Company and Hamilton Beach/Proctor-Silex, on the one hand, and Applica, on the other. A termination fee is payable by Applica in specified circumstances.
Amendment to Credit Facility
     In connection with the proposed Merger, on July 21, 2006, NMHG Holding Co. (“NMHG”) and certain of its subsidiaries, as borrowers, entered into an amendment (the “Second Amendment”), which amends NMHG’s Amended and Restated Credit Agreement, dated December 19, 2005 (as amended, the “Credit Agreement”), with the Lenders, as defined in the Credit Agreement, and Citicorp North America, Inc., as administrative agent for the Lenders. The Second Amendment modified certain representations and warranties set forth in the Credit Agreement to permit (i) the Spin Off and (ii) certain intercompany mergers by subsidiaries of NMHG with and into NMHG or any of its subsidiaries which are otherwise permitted under the Credit Agreement.
     The foregoing descriptions of the Merger Agreement, Spin Off Agreement and Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1, 2.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference thereto.
     Investors and security holders are urged to read the registration statement on Form S-4 and the proxy statement/prospectus/information statement included within the registration statement on Form S-4 when it becomes available and any other relevant documents to be filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction because they will contain important information about Hamilton Beach/Proctor-Silex, Applica and the Company and the proposed transaction.
     Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Applica may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica’s website at www.applicainc.com. The documents filed with the SEC by Hamilton Beach/Proctor-Silex may be obtained free of charge by directing such requests to HB-PS Holding Company, Inc., 4421 Waterfront Drive, Glen Allen, Virginia 23060, Attention: Investor Relations ((804) 527-7166), or from Hamilton Beach/Proctor-Silex’s website at www.hamiltonbeach.com. The documents filed with the SEC by the Company may be obtained free of charge by directing such requests to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124, Attention: Investor Relations ((440) 449-9669), or from the Company’s website at www.nacco.com.
     Applica, Hamilton Beach/Proctor-Silex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Applica stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the registration statement on Form S-4 and proxy statement/prospectus/information statement included within the registration statement on Form S-4. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement, which is available on Applica’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the registration statement on Form S-4, the proxy statement/prospectus/information statement contained therein and other relevant documents filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2006, between HB-PS Holding Company, Inc. and Applica Incorporated, and joined in by NACCO Industries, Inc. for the specific purposes therein provided.

2.2	Spin Off Agreement, dated as of July 23, 2006, among NACCO Industries, Inc., Housewares Holding Company, HB-PS Holding Company, Inc. and Hamilton Beach/Proctor-Silex, Inc.

10.1	Second Amendment to the Amended and Restated Credit Agreement, dated December 19, 2005, by and among NMHG Holding Co., certain of its subsidiaries, the Lenders, as defined in the Credit Agreement, and Citicorp North America, Inc., as administrative agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.

By:	/s/ Charles A. Bittenbender

Name: Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary
Date: July 27, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2006, between HB-PS Holding Company, Inc. and Applica Incorporated, and joined in by NACCO Industries, Inc. for the specific purposes therein provided. The registrant agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

2.2	Spin Off Agreement, dated as of July 23, 2006, among NACCO Industries, Inc., Housewares Holding Company, HB-PS Holding Company, Inc. and Hamilton Beach/Proctor-Silex, Inc. The registrant agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

10.1	Second Amendment to the Amended and Restated Credit Agreement, dated December 19, 2005, by and among NMHG Holding Co., certain of its subsidiaries, the Lenders, as defined in the Credit Agreement, and Citicorp North America, Inc., as administrative agent for the Lenders.